Exhibit 10.73

INTANGIBLES ASSETS & MACHINERY OPTION TO PURCHASE AGREEMENT

THIS INTANGIBLE ASSETS & MACHINERY OPTION TO PURCHASE AGREEMENT (this “Agreement”), dated as of February 12, 2024 (the “Signing Date”), by and among BLUE STAR FOODS CORP., a Delaware corporation (the “Purchaser”), AFRITEX VENTURES, INC., a corporation formed pursuant to the laws of the State of Texas, United States of America and or its affiliates (the “Seller”).

WITNESSETH:

WHEREAS, the Seller owns all of the its Intangible Assets and Machinery and Equipment as of January 31, 2024; and

WHEREAS, the Purchaser desires to acquire from the Seller, and the Seller desire to sell to the Purchaser, the Intangible Assets and Machinery and Equipment listed in Schedules 1-3 on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto (each, a “Party” and, collectively, the “Parties”) agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

(a) “Action” means any administrative, regulatory, judicial or other proceeding by or before any Governmental Authority or arbitrator.

(b) Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings.

(c) “Business Day” means a day on which banks are open for business in Nanaimo, British Columbia.

(d) “Claims” means any and all claims, demands or causes of action, relating to or resulting from an Action.

(e) “Contract” means any contract, agreement, indenture, deed of trust, license, note, bond, mortgage, lease, guarantee and any similar understanding or arrangement, whether written or oral.

(f) “Employees” means individuals who provide employment, or employment-type services, to the Purchaser, or the Purchaser, as of the date hereof, other than any such individuals who cease such employment prior to the Closing, but including any such individuals hired after the date hereof and prior to the Closing.

(g) “Employee Benefit Plan” means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any Employee, or Former Employee, officer or director of the Purchaser, or the Purchaser, or any beneficiary or dependent thereof that is sponsored or maintained by the Purchaser, or the Purchaser, or contribute or are obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

(h) “Employment Agreement” means a written Contract or offer letter with or addressed to any Employee, or Former Employee, pursuant to which the Purchaser or the Purchaser shall, directly or indirectly, have any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

(i) “Encumbrances” means security interests, liens, Claims, charges, title defects, deficiencies or exceptions (including, with respect to real property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever.

(j) “Former Employee” means individuals who, prior to the Closing, provided employment, or employment-type services, to the Purchaser, or the Purchaser.

(k) “GAAP” means United States generally accepted accounting principles.

(l) “Governmental Authority” means any supranational, national, federal, state or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by a Governmental Authority to perform any of such functions.

(m) “Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for money borrowed; (ii) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (iii) all obligations of such Person issued or assumed for deferred purchase price payments associated with acquisitions, divestments or other transactions; (iv) all obligations of such Person under leases required to be capitalized in accordance with applicable accounting standards, as consistently applied by such Person, and (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance, guarantees or similar credit transaction, excluding in all cases in clauses (i) through (v) current accounts payable, trade payables and accrued liabilities incurred in the ordinary course of business.

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(n) “IRS” means the Internal Revenue Service of the United States.

(o) “Laws” means all United States or state, or Canadian or provincial, or local or foreign laws, constitutions, statutes, codes, rules, regulations, ordinances, executive orders, decrees or edicts by a Governmental Authority having the force of law.

(p) “Liabilities” means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

(q) “Material Adverse Effect” means, with respect to a Person, any change, effect, event, occurrence or state of facts which would reasonably be expected to be materially adverse to the business, operations or financial condition of such Person, and its Subsidiaries, taken as a whole, or on the ability of such Person to consummate the transactions contemplated by this Agreement, other than any change, effect, event, occurrence or state of facts (i) that is generally applicable in the economies of the United States or Canada, (ii) that is generally applicable in the United States securities markets, (iii) generally affecting the industry in which the Person operates, (iv) arising from or related to an act of international terrorism, or (v) relating to the announcement or disclosure of this Agreement and the transactions contemplated hereby.

(r) “Person” means an individual, partnership, corporation, limited liability purchaser, joint stock purchaser, unincorporated organization or association, trust, joint venture or Governmental Authority.

(s) “Required Consents” means, collectively, (i) each consent or novation with respect to any material Contract to which the Seller or the Seller is a party or by which any of its assets are bound required to be obtained from the other parties thereto by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid the invalidity of the transfer of such Contract, the termination or acceleration thereof, giving rise to any obligation to make a payment thereunder or to any increased, additional or guaranteed rights of any person thereunder, a breach or default thereunder or any other change or modification to the terms thereof, and (ii) each registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required from any third party or Governmental Authority by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(t) “SEC” means the U.S. Securities and Exchange Commission.

(u) “Securities Act” means the Securities Act of 1933, as amended.

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(v) “Subsidiaries” of any entity means, at any date, any Person (a) the accounts of which would be consolidated with those of the applicable entity in such entity’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (b) of which securities or other ownership interests representing more than fifty percent (50%) of the equity, as of such date, owned, controlled or held by the applicable entity or one or more subsidiaries of such entity.

(w) “Tax” means any federal, state, provincial, local or foreign taxes, including but not limited to any income, gross receipts, payroll, employment, excise, severance, stamp, business, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, lease, lease use, transfer, registration, value added tax, or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.

(x) “Tax Benefit” means the Tax effect of any item of loss, deduction or credit or any other item (including increases in Tax basis) which decreases Taxes paid or required to be paid, including any interest with respect thereto or interest that would have been payable but for such item.

(y) “Tax Returns” means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of Taxes.

(z) “Taxing Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

Section 1.2 References and Title. All references in this Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any section or subdivision are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this Section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. Pronouns in masculine, feminine and neutral genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

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ARTICLE II

INTANGIBLE ASSETS & MACHINERY OPTION TO PURCHASE & IRREVOCABLE SALE

Section 2.1 Intangible assets and machinery and equipment option to purchase and irrevocable sale . Upon the terms and subject to the conditions set forth herein, and on the basis of the representations and warranties contained herein, at the Closing, the Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser has the option to purchase, acquire and accept from the Seller, all of the Seller’ right, title and interest in and to the Intangible assets & machinery, free and clear of any Encumbrance, unless otherwise agreed under certain conditions acceptable by the purchaser.

Section 2.2 Purchase Price & seller’s option to purchase restricted shares. The purchase price for the Intangible Assets and Machinery and Equipment (the “Purchase Price”) shall be as set forth in 2.2(a), (b) and (c), payable by the Purchaser to the Seller at Closing, as follows:

(a) An aggregate of US$604,238 representing the Purchase Price of the Machinery and Equipment paid by the Purchaser on or before Closing. These funds shall be used to satisfy creditors per the agreement of the Parties.

(b) 5,000,000 shares (each, a “Blue Star Share” and, collectively, the “Blue Star Shares”) of the Purchaser’s common stock (“Common Stock”) held in escrow from the Signed Purchase agreement by the Purchaser & delivery to the Seller by escrow agent upon option to purchase is exercised, 5,000,000 shares (each, a “Blue Star Share” and, collectively, the “Blue Star Shares”) of the Purchaser’s common stock, par value $0.0001 per share (“Common Stock”), as is calculated based on a price of 20 cents a share of the Purchaser’s Common Stock representing the Purchase Price for the Intangible Assets. Any of the seller shall not own more than 9.99% of the purchaser issue and outstanding shares, nor served as a director and/or an officer of the Purchaser

(c) The Seller, individually or collectively capacity, has or have the option to purchase up to $1,000,000 of restricted Blue Star shares within a 1 (one) year period from the date of purchaser signing date of this option to purchase and irrevocable sale agreement. At a 10% discount to last 5 days lowest VWAP value. Seller shall not control more than 4.99% of the outstanding purchaser shares at any time.

Section 2.3 Closing. The closing (the “Closing”) of the acquisition of the intangible assets & machinery by the Purchaser in consideration of the Purchase Price (the “Transaction”) shall occur at the offices of The Crone Law Group, P.C., counsel for the Purchaser, on the date on which all of the conditions and obligations of the Parties hereto, as set forth in Article 8 of this Agreement, shall have been substantially satisfied in all material respects, or otherwise duly waived, or at such other place and date as the Purchaser and the Seller may hereafter agree upon in writing (such date and time of the Closing being referred to herein as the “Closing Date”).

Section 2.4 Deliveries by the Purchaser. At or prior to the Closing, the Purchaser shall deliver to the Seller, or a duly appointed representative of the Seller, the following:

(a) Cash of $604,238;

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(b) 5,000,000 Shares of Common Stock in the aggregate issued in escrow statement. The shares shall be issued individually to the each shareholders of Afritex Ventures, Inc. pursuant to their pro rata ownership of the Afritex Ventures, Inc. based upon the capital provided by the shareholders. The shareholder registry of Afritex shall be considered conclusive evidence of pro rata ownership and the shares shall be apportioned and titled per the shareholder registry;

(c) Stock certificates representing the Blue Star Shares, or an irrevocable instruction letter executed by the Purchaser instructing the Purchaser’s escrow agent to transfer the Blue Star Shares to the respective Seller;

(d) The certificates described in Sections 8.1(a) and 8.1(b);

(e) A good standing certificate of the Purchaser, dated not more than five (5) Business Days prior to the Closing Date; and

(f) Such other documents and instruments as are reasonably requested by the Seller.

Section 2.5 Deliveries by the Seller and the Purchaser. At or prior to the Closing, the Seller and/or the Purchaser, as applicable, shall deliver to the Purchaser the following:

(a) Patents, Trademarks certificates assigned, any other intangible assets listed in Schedule 1, ownership titles of machinery by location reasonably satisfactory to the Purchaser;

(b) Any Required Consents; provided, however, that, the Purchaser acknowledges and agrees that it shall be solely responsible to obtain the Required Consents or otherwise satisfy itself as to those Required Consents on or before the Closing Date;

(c) The certificates described in Sections 8.2(a) and 8.2(b);

(d) A legal opinion from the Purchaser’s counsel, dated as of the Closing Date, in such form as is agreed to by the parties;

and

(e) Such other documents and instruments as are reasonably requested by the Purchaser.

ARTICLE III

THE BLUE STAR SHARES

Section 3.1 Blue Star Shares. 5,000,000 shares (each, a “Blue Star Share” and, collectively, the “Blue Star Shares”) of the Purchaser’s common stock, par value $0.0001 per share (“Common Stock”)., as is calculated based on a price of 20 cents a share of the Purchaser’s Common Stock.

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Section 3.2 Registration Exemption. It is intended that the Blue Star Shares to be issued pursuant to this Agreement will be issued pursuant to Section 4(a)(2) of the Securities Act and, therefore, shall not require registration under the Securities Act or any relevant state Law.

Section 3.3 Restrictive Legends. Certificates evidencing the Blue Star Shares issued pursuant to this Agreement shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE PURCHASER RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE PURCHASER, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Section 3.4 Reserved

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated herein, the Purchaser represents and warrants to the Purchaser and the Seller, as follows:

Section 4.1 Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

Section 4.2 Corporate Power and Authority. The Purchaser has all requisite power, authority to enter into and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement (collectively, the “Transaction Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser and no other action or corporate proceeding on the part of the Purchaser is necessary to authorize the execution, delivery, and performance by the Purchaser of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the Transaction Documents have been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

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Section 4.3 Conflicts; Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement and the Transaction Documents to be executed and delivered by it in connection with this Agreement or the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will:

(a) conflict with, or result in a breach of any provision of, the organizational documents of the Purchaser;

(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser or the Blue Star Shares under any of the terms, conditions or provisions of (i) the organizational documents of the Purchaser, (ii) any Contract to which the Purchaser is a party or to which any of its properties or assets may be bound which, if so affected, would either have a Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (iii) any permit, registration, approval, license or other authorization or filing to which the Purchaser is subject or to which any of its properties or assets may be subject;

(c) except as set forth on Schedule 1 require any action, consent or approval of any non-governmental third party, other than the consent of the Purchaser’s board of directors;

(d) violate any order, writ, or injunction, or any material decree, or material Law applicable to the Purchaser or any of its, business, properties, or assets; or

(e) require any action, consent or approval of, or review by, or registration or filing by the Purchaser with any Governmental Authority, other than the filing of a Current Report on Form 8-K by the Purchaser regarding the consummation of the transactions contemplated hereby.

Section 4.4 Blue Star Shares. Before or as of the Closing, all of the Blue Star Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. Upon delivery to the Seller of the certificates representing the Blue Star Shares, the Seller will acquire good and valid title to such Blue Star Shares, free and clear of any Encumbrances, other than restrictions under applicable securities laws.

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Section 4.5 No Material Adverse Effect. As of the date of this Agreement, (a) the Purchaser has (i) maintained its books and records in accordance with past accounting practice, and (ii) used all reasonable commercial efforts to preserve intact the assets and the business organization and operations of the Purchaser, to keep available the services of its employees and to preserve its relationships with customers, suppliers, licensors, licensees, contractors and other persons with whom the Purchaser have business relations, (b) no Material Adverse Effect on the Purchaser has occurred, and (c) there has been no event, occurrence or development that has had, or would reasonably be expected to have, a Material Adverse Effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

Section 4.6 Compliance with Law. The Purchaser and each of its officers, directors, employees and agents has complied in all material respects with all Laws applicable to the Purchaser and its operations. Neither the Purchaser nor any of its officers, directors or agents has received any notice from any Governmental Authority that the Purchaser has been or is being conducted in violation of any applicable Law or that an investigation or inquiry into any noncompliance with any applicable Law is ongoing, pending or threatened.

Section 4.7 Litigation. There is no Action pending or threatened against the Purchaser or any of its officers or directors in each case that (a) relates to the Purchaser, its assets or its business, or (b) as of the date hereof, seeks, or could reasonably be expected, to prohibit or restrain the ability of the Purchaser to enter into this Agreement or to consummate any of the transactions contemplated hereby. There are no judgments, decrees, agreements, memoranda of understanding or orders of any Governmental Authority outstanding against the Purchaser.

Section 4.8 Permits; Compliance. The Purchaser is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as it will be conducted through to the Closing (collectively, the “Purchaser Permits”). There is no Action pending, or to the Purchaser’s knowledge, threatened, regarding any of the Purchaser Permits and each such Purchaser Permit is in full force and effect. The Purchaser is not in conflict with, or in material default (or would be in default with the giving of notice, the passage of time, or both) with, or in violation of, any of the Purchaser Permits.

Section 4.9 SEC Reports; Financial Statements. The Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by the Purchaser under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. The financial statements of the Purchaser included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Purchaser as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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Section 4.10 No Brokers or Finders. Except as set forth on Schedule 4.10, the Purchaser has not, nor have any of its Affiliates, employed any broker or finder or incurred any liability for any brokerage or finder’s fee or commissions or similar payment in connection with the transactions contemplated herein, and no Person has or will have any right, interest or valid claim against or upon the Purchaser, the Seller, the Purchaser or its or their Affiliates for any such fee or commission.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLER

As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, each Seller jointly and severally represents and warrants to the Purchaser as follows:

Section 5.1 Power and Authority. Each Seller has all requisite power and authority, corporate or otherwise, to enter into and deliver this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Transaction Documents by each Seller and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no other action or proceeding on the part of such Seller is necessary to authorize the execution, delivery and performance by such Seller of this Agreement and the Transaction Documents and the consummation by such Seller of the transactions contemplated hereby and thereby. This Agreement and each of the Transaction Documents have been duly executed and delivered by each Seller and constitute the legal, valid and binding obligation of such Seller, enforceable against it in accordance with their respective terms.

Section 5.2 Conflicts; Consents and Approvals. Except as set forth on Schedule 4, neither the execution and delivery by each Seller of this Agreement and the Transaction Documents to be executed and delivered by it in connection with this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will:

(a) conflict with, or result in a breach of any provision of, the organizational documents of each Seller which is an entity;

(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (i) the organizational documents of the Purchaser, (ii) any Contract to which such Seller is a party or to which any of its respective properties or assets may be bound which, if so affected, would either have a Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (iii) any permit, registration, approval, license or other authorization or filing to which such Seller is subject or to which any of its properties or assets may be subject;

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(c) require any action, consent or approval of any Governmental Authority or non-governmental third party; or

(d) violate any order, writ or injunction, or any material decree, or material Law applicable to such Seller or any of its businesses, properties or assets.

Section 5.3 Title to Intangibles Assets and Equipment and Machinery. Each Seller is the sole record and beneficial owner of the Intangible Assets and Equipment and Machinery indicated next to his or her name on Schedule 1 and has good and marketable title to the intangible assets and machinery and equipment, free and clear of all Encumbrances. Upon Closing, the Purchaser shall be the lawful record and beneficial owner of the Intangible Assets and Equipment and Machinery, free and clear of all Encumbrances. All of the issued and outstanding shares of capital stock of the Purchaser are duly authorized, validly issued, fully paid and nonassessable and owned by the Seller. No intangible Assets and Equipment and Machinery are subject to preemptive rights or any other similar rights. There are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, proxies, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Purchaser or arrangements by which the Purchaser is or may become bound to issue additional shares of capital stock of the Purchaser, (ii) no agreements or arrangements under which the Purchaser is obligated to register the sale of any of its securities under the Securities Act or any other Law, and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Purchaser (or any agreement providing any such rights).

Intellectual Property.

(a) For the purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all patents and applications therefor throughout the world, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world, (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

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“Registered Intellectual Property” means all: (i) registered patents and applications for patent registration (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

“Seller Intellectual Property” shall mean any Intellectual Property or Registered Intellectual Property that is owned by, or licensed to, the Purchaser.

(b) No Seller Intellectual Property or product or service of the Seller is subject to any Action or Claim.

(c) Schedule 1 is a complete and accurate list of all the Seller Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of the Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration have been filed, including the respective registration or application numbers. Each item of the Seller Intellectual Property is valid and subsisting, and to the extent registration of Seller Intellectual Property has been sought, all necessary registration, maintenance and renewal fees currently due in connection with such Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Seller Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in Canada, the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Seller Intellectual Property.

(d) Except as set forth on Schedule 1, the Seller owns and has good and exclusive title to or has license (sufficient for the conduct of its business as currently conducted) to, each item of the Purchaser Intellectual Property free and clear of any Encumbrances (excluding licenses and related restrictions).

(e) Schedule 1 lists all Contracts to which the Seller is a party (i) with respect to the seller Intellectual Property licensed or transferred to any Person, or (ii) pursuant to which a Person has licensed or transferred any Intellectual Property to the Purchaser.

(f) The Contracts relating to the Seller Registered Intellectual Property listed on Schedule 1 are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such Contracts. The Seller is in compliance with and has not breached any term of such Contracts and, to the knowledge of the Seller, all other parties to such Contracts are in compliance with, and have not breached any term of, such Contracts. Following the Closing, the Purchaser will be permitted to exercise all the rights under such Contracts to the same extent the Purchaser would have been able to have had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments.

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(g) The Seller possesses all the Intellectual Property rights necessary to effectuate its business and operations as currently conducted. The Seller has not infringed or misappropriated any Intellectual Property of any third party or engaged in unfair competition or any unlawful trade practice. The Seller has not received notice from any third party that the operation of its business, or any act, product or service of the Purchaser, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction. No Person has infringed or misappropriated or is infringing or misappropriating any of the Purchaser Intellectual Property.

(h) The Seller has taken all reasonable steps to protect the rights of the Purchaser in its confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Purchaser.

Section 5.4 Contracts. Schedule 2. contains a complete list, as of the date hereof, of all Contracts to which the Seller is, or will be at Closing, a party or bound, or that otherwise relate to its business or assets. The Seller has made available to the Purchaser or its representatives correct and complete copies of all such Contracts with all amendments thereof. Except as set forth on Schedule 3, each such Contract is, and will at Closing be, valid, binding, and enforceable against the Purchaser and the other parties thereto in accordance with its terms, and is, and will at Closing be, in full force and effect. The Seller is not in default under or in breach of or is, or as of the Closing will be, otherwise delinquent in performance under any such Contract, and Except as set forth on Schedule 3, no event has occurred, or will as of the Closing occur, that, with notice or lapse of time, or both, would constitute such a default. Each of the other parties thereto has performed in all respects all of the obligations required to be performed by it under, and is not in default under, any such Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default. There are no disputes pending or threatened with respect to any such Contracts. Neither the Seller nor any other party to any such Contract has exercised any option granted to it to terminate or shorten or extend the term of such Contract, and the Seller has not given notice or received notice to such effect. All of such Contracts will continue to be valid, binding, enforceable and in full force and effect on substantially identical terms following the consummation of the transactions contemplated hereby.

Section 5.5 Securities Representations.

(a) Investment Purposes. Each Seller is acquiring the Blue Star Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or “blue-sky” laws. No other Person has a direct or indirect beneficial interest in, and such Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to, the Blue Star Shares or any part thereof that would be in violation of the Securities Act or any state securities or “blue-sky” laws or other applicable Law.

(b) No General Solicitation. Each Seller is not receiving the Blue Star Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or similar gathering, or any solicitation of a subscription by a Person, other than Purchaser personnel, previously known to such Seller.

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(c) No Obligation to Register Blue Star Shares. Each Seller understands that the Purchaser is under no obligation to register the Blue Star Shares under the Securities Act, or to assist such Seller in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction. Such Seller understands that the Blue Star Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available. All certificates evidencing the Blue Star Shares will bear a legend stating that the Blue Star Shares have not been registered under the Securities Act or state securities laws and they may not be transferred or resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

(d) Investment Experience. Each Seller, or such Seller’s professional advisor, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement. By reason of the business and financial experience of such Seller or its professional advisor, such Seller can protect its own interests in connection with the transactions described in this Agreement. Such Seller is able to afford the loss of its entire investment in the Blue Star Shares.

(e) Exemption from Registration. Each Seller acknowledges its understanding that the offering and sale of the Blue Star Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of such Seller made herein, such Seller further represents and warrants to and agrees with the Purchaser as follows:

(i) Such Seller has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the Blue Star Shares;

(ii) Such Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Blue Star Shares;

(iii) Such Seller has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Purchaser and all other information to the extent the Purchaser possesses such information or can acquire it without unreasonable effort or expense; and

(iv) Such Seller has reviewed the documents filed by the Purchaser with the SEC and has also considered the uncertainties and difficulties frequently encountered by companies such as the Purchaser.

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(f) No Reliance. Other than as set forth herein, each Seller is not relying upon any other information, representation or warranty by the Purchaser or any officer, director, stockholder, agent or representative of the Purchaser in determining to invest in the Blue Star Shares. Such Seller has consulted, to the extent deemed appropriate by such Seller, with such Seller’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Blue Star Shares and on that basis believes that its investment in the Blue Star Shares is suitable and appropriate for such Seller.

(g) No Governmental Review. Each Seller is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Blue Star Shares or the Purchaser, or (iii) guaranteed or insured any investment in the Blue Star Shares or any investment made by the Purchaser.

Section 5.6 Full Disclosure. No representation or warranty of any Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to a Seller that Materially Adversely affects or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Purchaser that has not been set forth in this Agreement.

ARTICLE VI [reserved]

ARTICLE VII

ADDITIONAL AGREEMENTS AND COVENANTS

Section 7.1 Access and Information. Prior to the Closing, the Purchaser, on one hand, and the Seller, on the other hand, shall permit representatives of the other to have reasonable access during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records, Purchaser Intellectual Property, technology, technical support, Contracts, commitments, reports of examination and documents of or pertaining to, as may be necessary to permit the other to, at its sole expense, make, or cause to be made, such investigations thereof as the other reasonably deems necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement, and the Purchaser and the Seller shall reasonably cooperate with any such investigations. No investigation by a Party or its representatives or advisors prior to or after the date of this Agreement (including any information obtained by a Party pursuant to this Section 7.1) shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement nor shall the conduct or completion of any such investigation be a condition to any of such Party’s obligations under this Agreement.

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Section 7.2 Confidentiality. Each of the Parties hereto shall use their best efforts and cause their respective Affiliates, officers, directors, employees, consultants, advisors and agents to use their respective best efforts to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other Parties, all confidential information of the Purchaser or the Purchaser, as the case may be, that is made available in connection with this Agreement, and will not release or disclose such confidential information to any other Person, except to their respective auditors, attorneys, financial advisors and other consultants, agents, and advisors in connection with this Agreement. If the Closing does not occur, (a) such confidence shall be maintained by the Parties, and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other Persons in contravention of this Agreement), and (b) upon the request of any Party, the other Party shall promptly return to the requesting Party any written materials remaining in its possession, which materials it has received from the requesting Party or its representatives, together with any analyses or other written materials based upon the materials provided.

Section 7.3 Reserved

Section 7.4 Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party hereto shall use all reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable as promptly as practicable to satisfy the conditions set forth in Article VIII hereof and to consummate the transactions contemplated hereby.

Section 7.5 Notification by the Purchaser and Seller. The Purchaser and the Seller shall use their respective best efforts to as promptly as practicable inform the other Parties hereto in writing if, prior to the consummation of the Closing, it obtains knowledge that any of the representations and warranties made by such Party in this Agreement ceases to be accurate and complete in any respect, it becomes aware of any fact or condition that constitutes a breach of any covenant of such Party as of the date of this Agreement or that would reasonably be expected to cause any of its covenants to be breached as of the Closing Date. Any such notification shall not be deemed to have cured any breach of any representation, warranty, covenant or agreement made in this Agreement for any purposes of this Agreement.

Section 7.6 Financial Reporting. If required by the Purchaser, the Purchaser and the Seller shall cooperate with the Purchaser and MaloneBailey, LLP, the Purchaser’s independent auditor, to prepare and deliver after the Signing Date reviewed financial statements in compliance with the GAAP for the years ended December 31, 2023 and 2022, and, after the completion of Closing financial Statements pursuant to section 2.6(b), additional financial statements for the interim period through the Closing Date (the “Audit”), and any other information as and if required for the Purchaser’s filings in connection with the transactions contemplated by this Agreement under the Exchange Act.

Section 7.7 Leak-Out. All of the Blue Star Shares received by the Seller and its respective shareholders shall have the right to sell its shares in the public markets subject to any restrictions or limitations by Securities and Exchange Commission. As well as, the combined daily sale volume from the shareholders shall not exceed 10% of the average 3 day VWAP volume, preceding their daily sale.

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Section 7.7A Transfer to Affiliates. Notwithstanding Section 7.7 hereof, and subject to applicable securities laws, the Seller may transfer the Blue Star Shares received, or any part thereof, to a trust to which the Seller are some or all of the beneficiaries and provided that the trustee(s) of the trust will agree to be bound by the Leak-Out provision at Section 7.7.

Section 7.8 Due Diligence. The Purchaser and Seller will permit the Purchaser access to its properties, operating and financial data, records, agreements, and other relevant information for the purposes of conducting its due diligence review (“Due Diligence Review”). The Purchaser and Seller will also make the due diligence materials available to the Purchaser, members of the Purchaser’s management team, accountants, attorneys, partners, and consultants, financing sources and all other relevant representatives, to the extent reasonably requested by the Purchaser.

Section 7.9. NO Assumption of Liabilities. The Purchaser shall not deal assume any of Seller’s Liabilities on at Closing.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.1 Conditions to the Purchaser’s and Seller’ Obligations to Close. All obligations of the Purchaser and the Seller to consummate the transactions contemplated hereunder are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

(a) All representations and warranties of the Purchaser contained in this Agreement and the Transaction Documents shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date), and the Purchaser and shall have delivered to the Purchaser and the Seller a certificate, signed by them, to such effect;

(b) The Seller shall have performed in all material respects each obligation and agreement to be performed by it, and shall have complied in all material respects with each covenant required by this Agreement to be performed or complied with by it at or prior to the Closing, and the Seller shall have delivered to the Purchaser and the Seller a certificate, signed by them, to such effect;

(c) Prior to or at the Closing, the Seller shall have delivered to the Purchaser the items to be delivered pursuant to Section 2.4;

(d) The Purchaser shall have provided to the Seller a certificate of good standing from the Secretary of State of Delaware;

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(e) Purchaser, with the favorable cooperation of seller, has successfully restructured the accounts payable debts and obligations with all creditors and obtained a full, final and complete release of all claims as required by Afritex. Alternatively, the Conditions Precedent has been met so long as: 1) all creditors who have outstanding bills greater than $85,000 individually have been restructured and releases required by Afritex has been signed and 2) the only remaining unresolved creditors have invoices or debts of less than $85,000 individually and no more than $4000,000 in the aggregate. However, The purchaser can exercise its option unilaterally & seller irrevocably & unconditionally accepts this condition, with the provision that purchase agrees to cover any excess over the $400,000 in unsettled claims.

Section 8.2 Conditions to the Purchaser’s Obligations to Close. All obligations of the Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

(a) All representations and warranties of the Purchaser and the Seller contained in this Agreement and the Transaction Documents shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date), and the Purchaser and the Seller shall have delivered to the Purchaser a certificate, signed by them, to such effect in form and substance satisfactory to the Purchaser;

(b) The Purchaser and the Seller shall have performed in all respects each obligation and agreement to be performed by it or them, and shall have complied in all respects with each covenant required by this Agreement to be performed or complied with by it or them at or prior to the Closing, and the Purchaser and the Seller shall have delivered to the Purchaser a certificate, signed by them, to such effect in form and substance satisfactory to the Purchaser;

(c) Prior to or at the Closing, the Purchaser and the Seller shall have delivered to the Purchaser the items to be delivered pursuant to Section 2.5;

(d) The Purchaser shall have completed the Due Diligence Review to its satisfaction.

ARTICLE IX

INDEMNIFICATION; SURVIVAL

Section 9.1 Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Purchaser, the Seller and its and their Affiliates, officers, directors, shareholders, employees and agents and the successors and assigns of all of them (the “Purchaser Indemnified Parties”), and shall reimburse the Purchaser Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys’ fees) (collectively, “Damages”), arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of the Purchaser in this Agreement or in any certificate or document delivered by or on behalf of the Purchaser pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, or (b) any failure by the Purchaser to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Purchaser pursuant to this Agreement to be performed by or complied with by or on behalf of the Purchaser.

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Section 9.2 Indemnification by the Seller. The Seller, severally and jointly, shall indemnify and hold harmless the Purchaser, and its Affiliates, officers, directors, shareholders, employees and agents and the successors and assigns of all of them (the “Purchaser Indemnified Parties”), and shall reimburse the Purchaser Indemnified Parties for, any Damages arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of the Seller in this Agreement or in any certificate or document delivered by or on behalf of the Seller pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by the Seller to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Seller pursuant to this Agreement to be performed by or complied with by or on behalf of the Seller. This indemnification shall not apply to Seller’s officers, directors, representatives, agents, shareholders, managers.

Section 9.3 Survival; Limitations. All representations, warranties, covenants and agreements of the Parties hereto contained herein shall survive the Closing. The obligations of the Parties hereto pursuant to the Indemnification contained in this Article IX shall expire (a) as to non-Tax related Damages eighteen (18) months from the Closing Date (the “Non-Tax Indemnification Period”) and (b) as to Tax-related Damages upon the final resolution by the appropriate tax authorities of the Tax liabilities of the Purchaser through the Closing Date or the expiration of the applicable statute of limitations (as tolled by any waiver or extension thereof).

ARTICLE X

TERMINATION PRIOR TO CLOSING

10.2 Termination by Operation of Law. This Agreement may be terminated by the Purchaser hereto prior to the Closing if there shall be any statute, rule or regulation that renders consummation of the Transaction contemplated by this Agreement illegal or otherwise prohibited, or a court of competent jurisdiction or any Governmental Authority shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

10.3 Termination if Transaction not Completed within Ninety (90) days. This Agreement may be terminated by the Purchaser if the Closing does not occur within ninety (90) days of the date of this Agreement; provided, however, that the ninety (90) day period may be extended for up to two (2) additional thirty (30) day periods by the sole discretion of the Purchaser. Additional extensions may be granted by the agreement of the Parties.

10.3A Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Closing:

(a) by the Purchaser if: (i) any of the conditions set forth in Section 8.2 hereof have not been fulfilled in all material respects by the Closing Date by the Purchaser or Seller; (ii) the Purchaser shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from Purchaser (to the extent such breach is curable), or (iii) as otherwise set forth herein; or

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(b) by the Purchaser or Seller if: (i) any of the conditions set forth in Section 8.1 hereof have not been fulfilled in all material respects by the Closing Date; (ii) the Purchaser shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Purchaser or Seller (to the extent such breach is curable), or (iii) as otherwise set forth herein.

10.4 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that such Party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party’s breach of any term or provision of this Agreement.

10.5 Remedies; Specific Performance. In the event that any Party shall fail or refuse to consummate the Transaction, or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Transaction, then in addition to the other remedies provided herein, the non-defaulting Party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(1)	If to Purchaser:

Blue Star Foods Corp.
3000 NW 109th Avenue
Miami, Florida 33172
Attn: John Keeler

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Copy to:

The Crone Law Group, P.C.
500 Fifth Avenue, Suite 938
New York, New York 10110
Attn: Eric Mendelson

(2)	If to the Seller or the Purchaser:

Afritex Ventures, Inc
5717 Legacy Drive, Suite 250
Plano, TX 75024
Attn: Joel Fineberg

Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 11.2 Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law.

Section 11.3 Jurisdiction. The Parties hereto hereby irrevocably consent to the in personam jurisdiction in the Court of. Miami-Dade, Florida or such other Florida Court with appropriate jurisdiction in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The Parties hereto hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts. If any Party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing Party in such proceeding shall be reimbursed by the other Party for its reasonable attorney’s fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

Section 11.4 Entire Agreement. This Agreement and such other agreements related to this transaction executed simultaneously herewith set forth the entire agreement and understanding of the Parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings of the Parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the Parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

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Section 11.5 Assignment. Each Party’s rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other Parties’ prior consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such Party.

Section 11.6 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all the Parties hereto.

Section 11.7 Waivers. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

Section 11.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and by facsimile, e-mail or other means of electronic transmission each of which shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 11.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.10 Interpretation. The Parties hereto agree that this Agreement shall be deemed to have been jointly and equally drafted by them and that the provisions of this Agreement therefore shall not be construed against a Party or Parties on the ground that such Party or Parties drafted or was more responsible for the drafting of any such provision(s). The Parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its, his or her own choosing.

Section 11.11 Expenses. The Parties shall each bear their own respective expenses incurred in connection with this Agreement and the contemplated Transaction.

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IN WITNESS WHEREOF, the Parties have duly executed this Stock Purchase Agreement as of the date first above written.

BLUE STAR FOOD CORP.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Chief Executive Officer

AFRITEX VENTURES INC.

By:	/s/ Michael Banigan
Name:	Michael Banigan
Title:	Director

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SCHEDULES

Seller’s Intellectual Property & Titles (1)

Seller’s Contracts (2)

Machinery and Equipment (3)

Seller’s Conflicts, Consents and Approvals (4)

Purchaser’s Conflicts, Consents and Approvals (5)

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